EXHIBIT 3.1

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                 MEDIABAY, INC.

                       PURSUANT TO SECTION 607.0602 OF THE
                        FLORIDA BUSINESS CORPORATION ACT

         MEDIABAY, INC., a Florida corporation (the "COMPANY"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by
Section 607.0602 of the Florida Business Corporation Act.

         RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Company's Articles of Incorporation, the Board of Directors hereby creates, authorizes and provides for the issuance of a series of the Company's previously authorized Preferred Stock, no par value (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.       DESIGNATION.

         This series shall consist of forty-four thousand eight hundred seventy-five (44,875) shares of Preferred Stock and shall be designated the "Series D Convertible Preferred Stock" (the "SERIES D PREFERRED STOCK"). The face amount of each share of Series D Preferred Stock (each, a "PREFERRED SHARE" and collectively, the "PREFERRED SHARES") shall be One Thousand Dollars ($1,000.00) (the "STATED VALUE").

2.       CERTAIN DEFINITIONS.

         "AFFILIATE" means, as to any Person (the "subject Person"), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's board of directors or other management committee or group, by contract or otherwise.

         "ARTICLES"  or  "ARTICLES  OF  AMENDMENT"   means  these   Articles  of
Amendment.

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         "BANKRUPTCY  LAW" means Title 11, United  States Code,  and the Federal
Rules of Bankruptcy Procedure, and any similar Federal or state law, rule or regulation providing for the relief of debtors.

         "BOARD OF DIRECTORS" or "BOARD" means the Company's Board of Directors, as constituted from time to time.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks located in New York City are required or authorized by law to close.

         "CAP AMOUNT" means 19.99% of the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing (subject to adjustment upon a stock split, stock dividend or similar event).

         "CHANGE OF CONTROL" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than as a direct result of normal, uncoordinated trading activities in the Common Stock generally); (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Company; (e) the replacement of a majority of the Board of Directors with individuals who do not constitute Continuing Directors; or (f) a transaction or series of transactions that constitutes or results in a "going private transaction" (as defined in Section 13(e) of the Exchange Act and the regulations of the Commission issued thereunder).

         "CLOSING" and "CLOSING DATE" have the respective meaning specified in the Securities Purchase Agreement.

         "CLOSING BID PRICE" shall mean, for the Common Stock as of any date, the closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the


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

Holders, and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

         "COMMON STOCK" means the Company's no par value common stock.

         "COMMON STOCK DIVIDEND CONDITION" means each of the following events:

                           (i) the Dividend payment to be made in Common Stock shall not cause the number of shares of Common Stock beneficially owned by any Holder, together with its Affiliates, to exceed 4.99% of the total number of shares of Common Stock then outstanding;

                           (ii) the Registration Statement shall have been declared effective and shall continue to be effective and available to each Holder, and shall cover the number of Registrable Securities required by the Registration Rights Agreement, or all Registrable Securities may be sold by the Holders without limitation as to volume pursuant to Rule 144(k) or any successor provision;

                           (iii) (x) the Common Stock shall be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the Common Stock on such market or exchange shall not then be suspended, (y) the Company shall be in compliance, in all material respects, with each of the quantitative and qualitative listing standards and requirements (without regards to any specified compliance periods) of the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, as the case may be, and
         (z) the Company shall not have received any notice from the Nasdaq, NASD or the New York Stock Exchange, as the case may be, that the Company may not be in such compliance;

                           (iv) Stockholder Approval shall have been obtained;

                           (v) a Fundamental Change, or an event that with the passage of time or the giving of notice, or both, would constitute a Fundamental Change, shall not have occurred and be continuing; and

                           (vi) the Liquidity Condition shall be satisfied.

         "CONTINUING DIRECTOR" means, on any date, a member of the Board of Directors who (i) was a member of such board on the Execution Date (as defined in the Securities Purchase Agreement) or (ii) was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

         "CONVERSION LIQUIDATION PREFERENCE" means, with respect to a Preferred Share, an amount equal to the Stated Value of such Preferred Share plus all unpaid Dividends thereon (whether or not such Dividends are earned or declared) accruing through the Optional Conversion Date or the Mandatory Conversion Date, as the case may be.

         "CONVERSION PRICE" means $0.55, subject to adjustment as provided herein.

         "CONVERSION SHARES" means the shares of Common Stock issuable upon conversion of the Preferred Shares.

         "DEBT" as to any Person at any time means: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are (i) not past due by more than 90 days or (ii) are being disputed in good faith by the Company; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

         "DEFAULT INTEREST RATE" means the lower of fifteen percent (15%) per annum and the highest interest rate permitted by applicable law.

         "EFFECTIVE DATE" means the later of (i) the "Effective Date as defined in the Registration Rights Agreement and (ii) the date that Stockholder Approval has been obtained.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor act).

         "FIVE DAY VWAP" means, as of a particular date, the average of the daily VWAPs for the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date.

         "FUNDAMENTAL CHANGE" means any of the following events or circumstances: (i) any representation or warranty of the Company set forth in the Securities Purchase Agreement, these Articles or the other Transaction Documents fails to be true and correct in all material respects as of the Closing Date as if made on such date; (ii) the Company fails at any time to comply with or perform in all material respects all of the agreements, obligations and conditions set forth in the Securities Purchase Agreement, these Articles or the other Transaction Documents that are required to be complied with or performed by the Company; (iii) a Change of Control occurs, other than a Change of Control that does not involve or require a vote of the Board of Directors or any other action by the Company or its management (including without limitation providing any Person with non-public information with respect to the Company); or (iv) a Liquidation Event occurs or is publicly announced by or with respect to the Company.

         "HOLDER" means any holder of Preferred Shares, all of such holders being the "HOLDERS".


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         "INVESTOR"  and  "INVESTORS"   have  the  meanings   specified  in  the
Securities Purchase Agreement.

         "JUNIOR SECURITIES" means the Common Stock and all other capital stock of the Company that does not constitute Pari Passu Securities or Senior Securities.

         "LIQUIDATION EVENT" means:

                  (a) that the Company or any Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors;
(v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by a custodian;

                  (b) that a court of competent jurisdiction has entered an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Subsidiary, or adjudicates the Company or any Subsidiary to be insolvent or bankrupt; (ii) appoints a custodian or receiver for the Company or any Subsidiary, or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Subsidiary, and such order or decree remains unstayed and in effect for at least thirty (30) days; or

                  (c) a bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for the relief of debtors shall have been instituted against the Company or any subsidiary of the Company by a third party and shall not have been dismissed within 90 days.

         "LIQUIDATION PREFERENCE" means, with respect to a Preferred Share, an amount equal to the Stated Value of such Preferred Share plus all unpaid Dividends thereon accruing through the relevant date of determination (whether or not such Dividends are earned or declared).

         "LIQUIDITY CONDITION" means that the average (the "LIQUIDITY CONDITION AVERAGE"), over any period of 22 consecutive Trading Days ending after the Effective Date, of the products obtained by multiplying (i) the daily trading volume of shares of Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, as the case may be, as reported by Bloomberg Financial Markets (or, if Bloomberg Financial Markets is not then reporting such volume, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company) for each Trading Day during such period, times (ii) the VWAP for each such Trading Day, shall have exceeded $750,000.00; provided, however, that solely for purposes of the Mandatory Conversion Conditions applicable to the conversion of Preferred Shares on the Maturity Date, such Liquidity Condition Average shall have exceeded $500,000.00. For the avoidance of doubt, the Liquidity Condition Average shall be determined by (A) calculating the product of (i) the daily trading volume for each Trading Day during such period of 22 consecutive Trading Days times (ii) the VWAP for each Trading Day during such period of 22 consecutive Trading Days, (B) adding together the products so obtained for each of such 22 consecutive Trading Days, and (C) and dividing such sum by 22.


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         "MAJOR TRANSACTION"  means, with respect to the Company,  (x) a merger,
consolidation,   business   combination,   tender  offer,  exchange  of  shares,
recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets (including, without limitation, cash) of the Company or another entity or (y) the sale by the Company of all or substantially all of its assets.

         "MANDATORY CONVERSION CONDITIONS" means each of the following events:

                           (i) the Registration Statement shall have been declared effective and shall continue to be effective and available to the Holders, and shall cover the number of Registrable Securities required by the Registration Rights Agreement, or all Registrable Securities may be sold by the Holders without limitation as to volume pursuant to Rule 144(k) or any successor provision;

                           (ii) (x) the Common Stock shall be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the Common Stock on such market or exchange shall not then be suspended, (y) the Company shall be in compliance, in all material respects, with each of the quantitative and qualitative listing standards and requirements (without regards to any specified compliance periods) of the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange, as the case may be, and
         (z) the Company shall not have received any notice from the Nasdaq, NASD or the New York Stock Exchange, as the case may be, that the Company may not be in such compliance;

                           (iii) a Fundamental Change, or an event that with the passage of time or giving of notice, or both, would constitute a Fundamental Change, shall not have occurred and be continuing;

                           (iv)  Stockholder  Approval shall have been obtained;
         and

                           (v) the Liquidity Condition shall be satisfied.

         "MARKET PRICE" means, as of a particular date, the lesser of (i) the average of each daily VWAP for the ten (10) consecutive Trading Days occurring immediately prior to (but not including) such date, and (ii) the Closing Bid Price on the Trading Day immediately preceding such date.

         "MATURITY DATE" means the date that is thirty (30) days following the Effective Date; provided, that if such thirtieth day following the Effective Date is not a Business Day, then the Maturity Date shall be the next following Business Day.

         "PARI PASSU SECURITIES" means any securities ranking by their terms pari passu with the Series D Preferred Stock in respect of redemption or distribution upon liquidation.

         "PERMITTED DEBT" means the following:


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

                  (i) Debt that is outstanding on the Execution Date and disclosed in the Disclosure Documents;

                  (ii) Debt consisting of a working capital credit facility provided by a bank or other financial institution that is secured only by the Company's accounts receivable and/or inventory; and

                  (iii) Debt  consisting of capitalized  lease  obligations  and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by liens on any assets of the Company or its Subsidiaries other than the assets so leased.

         "PERSON" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, nation, or government, any state, provincial or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization, or any other entity.

         "PRINCIPAL MARKET" means the principal securities exchange or market on which the Common Stock is listed or traded.

         "PROPERTY" means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

         "REGISTRABLE SECURITIES" means the Conversion Shares and the Warrant Shares, any other shares of Common Stock issuable pursuant to the terms of these Articles or the Warrants, and any shares of common stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for, as a distribution on, or otherwise in respect of the Conversion Shares or the Warrant Shares; provided, however, that "Registrable Securities" shall not include any such shares that have been sold to the public pursuant to the Registration Statement or pursuant to Rule 144 or shares of Common Stock that are eligible for sale under Rule 144(k) without limitation as to volume.

         "REGISTRATION RIGHTS AGREEMENT" means the agreement, dated as of the date of the Securities Purchase Agreement, pursuant to which the Company has agreed to register the Registrable Securities for resale.

         "REGISTRATION STATEMENT" has the meaning specified in the Registration Rights Agreement.

         "RULE 144" means Rule 144 promulgated under the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES PURCHASE AGREEMENT" means the agreement dated on or about March 18, 2005, by and among the Company and the Investors listed therein, pursuant to which the Company is obligated to issue the Preferred Shares to the Investors.


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

         "SENIOR SECURITIES" means (i) any Debt issued or assumed by the Company and (ii) any securities of the Company which by their terms have a preference over the Series D Preferred Stock in respect of redemption or distribution upon liquidation.

         "STATED   VALUE"  means  $1,000  per   Preferred   Share,   subject  to
proportionate adjustment in the event of a stock split or similar event.

         "STOCKHOLDER APPROVAL" means the requisite affirmative vote by the Company's stockholders at a meeting of stockholders or by the written consent of stockholders in lieu of such meeting approving (i) the issuance of Common Stock in excess of the Cap Amount in connection with the transactions contemplated by these Articles, the Securities Purchase Agreement and the other Transaction Documents, (ii) an increase in the number of shares of the Company's authorized Common Stock from 150,000,000 to 300,000,000, and (iii) solely for purposes of applicable Nasdaq regulations and listing requirements, a change of control of the Company; provided, however that if Stockholder Approval is obtained by means of written consent in lieu of a meeting, such Stockholder Approval shall not be deemed to have been obtained until such written consent has become effective and the actions consented to may be taken in accordance with the Exchange Act and Regulation 14C promulgated thereunder.

         "SUBSIDIARY" means, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries.

         "TRADING DAY" means any day on which the Common Stock is purchased and sold on the Principal Market.

         "VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holders and reasonably satisfactory to the Company. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to Holders holding a majority of the Preferred Shares, and shall cause such investment banking firm to perform such determination and notify the Company and the Holders of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

         "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.


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

         "WARRANTS" has the meaning specified in the Securities Purchase Agreement.

         All definitions contained in these Articles are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to these Articles refer to these Articles as a whole and not to any particular provision of these Articles.

3. PRIORITY IN LIQUIDATION.

         Upon the occurrence of a Liquidation Event, no distribution shall be made to the holders of any shares of Junior Securities unless each Holder shall have received the Liquidation Preference with respect to each Preferred Share then held by such Holder. In the event that, upon the occurrence of a Liquidation Event, the assets available for distribution to the Holders and the holders of Pari Passu Securities are insufficient to pay the Liquidation
Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders of Pari Passu Securities, the entire assets of the Company shall be distributed ratably among the Preferred Shares and the shares of such Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

4.       DIVIDENDS.

         (a) Dividend Rate. Each Holder shall be entitled to receive, to the extent permitted by applicable law, in preference to the payment of any dividend on any class or series of Junior Securities, cumulative dividends ("DIVIDENDS") on each Preferred Share in an amount equal to, on an annualized basis, the Stated Value of such Preferred Share times six percent (6.0%). Dividends shall accrue, whether or not earned or declared, on each Preferred Share from the Closing Date through the date on which such Preferred Share is redeemed or converted in accordance with the terms hereof. Accrued Dividends on a Preferred Share shall be payable quarterly in arrears on each January 1, April 1, July 1, and October 1 of each calendar year, commencing on April 1, 2005 (each, a "DIVIDEND PAYMENT DATE"), or, if payable in Common Stock as a result of a properly exercised Common Stock Dividend Option (as defined below), on the Common Stock Dividend Delivery Date, and, in accordance with the procedures set forth in Sections 5, 6 and 9 below, on any Conversion Delivery Date or Mandatory Redemption Payment Date applicable to such Preferred Share. Dividends shall be computed on the basis of a 365-day year for the actual number of days elapsed.

         (b) Dividend Payments. The Dividends payable on each Dividend Payment Date shall be paid by the Company in cash by wire transfer of immediately available funds; provided, however, that the Company may elect, subject to the satisfaction of all of the Common Stock Dividend Conditions in accordance with paragraph (c) below, to pay such Dividends in shares of Common Stock (the "COMMON STOCK DIVIDEND OPTION"). Dividends that are due in cash and which are not paid within five (5) Business Days of the applicable Dividend Payment Date shall bear interest until paid at the Default Interest Rate.

         (c) Conditions to Dividend Payment in Common Stock. The Company shall be entitled to exercise the Common Stock Dividend Option with respect to a Dividend Payment Date only if, on such date and on each of the twenty (20)

Trading Days immediately preceding such date, each of the Common Stock Dividend Conditions is satisfied in full. In the event that any Common Stock Dividend Condition is not satisfied as of the applicable Dividend Payment Date and each such Trading Day, the Company shall not be permitted to exercise the Common Stock Dividend Option with respect to such Dividend Payment Date and must pay all amounts due on such Dividend Payment Date in cash by wire transfer of immediately available funds.

         (d) Common Stock Dividend Notice. In order to exercise the Common Stock Dividend Option with respect to a Dividend Payment Date, the Company must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to each Holder stating that the Company wishes to exercise such option (a "COMMON STOCK DIVIDEND NOTICE"). The Holder shall promptly thereafter deliver to the Company instructions designating whether the Holder wants delivery of its Conversion Shares in physical certificates (and, if so, at what address) or through DTC, if permitted in accordance with Section
5(e)  below  (and,  if so,  the  account  number to be  credited)  (a  "DELIVERY
INSTRUCTION NOTICE"). If the Company wishes to exercise the Common Stock Dividend Option with respect to any Dividends due on a Dividend Payment Date, it must do so with respect to all (but not less than all) of such Dividends. A Common Stock Dividend Notice, once delivered by the Company, shall be irrevocable unless the Company ceases to satisfy all of the Common Stock Dividend Conditions after giving such Common Stock Dividend Notice. In the event that the Company does not deliver a Common Stock Dividend Notice on or before such fifteenth (15th) day, the Company will be deemed to have elected to pay the related Dividend in cash.

         (e) Delivery of Shares. On or before the third (3rd) Business Day following a Dividend Payment Date with respect to which the Company has validly exercised the Common Stock Dividend Option (each a "COMMON STOCK DIVIDEND DELIVERY DATE"), the Company must deliver to each Holder a number of shares of Common Stock equal to the amount of Dividends payable with respect to such Holder's Preferred Shares divided by the product of (A) the Five Day VWAP in effect on such date times (B) ninety-three percent (93%). The Company must deliver such shares of Common Stock to such Holder in accordance with the provisions of paragraph 5(e) below, with the Common Stock Dividend Delivery Date being deemed the Delivery Date and the Delivery Instruction Notice being deemed the Optional Conversion Notice, and in the event of the Company's failure to effect such delivery on the applicable Delivery Date therefor (determined in accordance with paragraph 5(d) and 5(e)), such Holder shall have the remedies specified in paragraph 5(f) below.

         (f) Payment on Junior Securities. As long as any Preferred Shares are outstanding, and except as expressly provided in the Securities Purchase Agreement, the Company shall not (i) purchase, redeem or otherwise acquire for value any shares of Junior Securities, directly or indirectly, other than as a result of reclassification of Junior Securities or the exchange or conversion of one type of Junior Securities for or into another type of Junior Securities, or
(ii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Securities.

5. OPTIONAL CONVERSION.

         (a) Right to Convert. Subject to Section 7 below, each Holder shall have the right to convert, at any time and from time to time after the Closing Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (an "OPTIONAL CONVERSION").

         (b) Conversion Notice. In order to convert Preferred Shares, a Holder shall send to the Company by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which such Holder wishes to effect such Optional Conversion (the "OPTIONAL CONVERSION DATE"), (i) a notice of conversion, in substantially the form of Exhibit A hereto (an "OPTIONAL CONVERSION NOTICE"), stating the number of Preferred Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Optional Conversion in accordance with the formula set forth in Section 5(c) below and setting forth the basis for each component thereof, including the details relating to any adjustments made to the Conversion Price pursuant to Section 8 below and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall promptly thereafter send the original of the Optional Conversion Notice and of such certificate or certificates to the Company. In no event shall the Holder sell, assign or otherwise transfer any Preferred Shares with respect to which an Optional Conversion Notice has been delivered to the Company unless and until the Holder shall have delivered a written notice to the Company pursuant to Section 5(f)(ii) below; provided, however, that the foregoing shall not affect the Holder's right to sell, assign or otherwise transfer the Conversion Shares issuable upon the conversion of such Preferred Shares. The Company shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided, however, that the failure of the Company to deliver such new certificate shall not affect the right of the Holder to submit a further Optional Conversion Notice with respect to such Preferred Shares and, in any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Optional Conversion Notice. Except as otherwise provided herein, upon delivery of an Optional Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Optional Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Optional Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon an Optional Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to
Section 8 below), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in paragraph 5(d) below and shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company's regularly retained accountants) within two (2) Business Days following the Company's receipt of such Holder's Optional Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the "DISPUTE PROCEDURE"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

         (c) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Company to a Holder pursuant to an Optional Conversion shall be determined by dividing (i) the aggregate Conversion Liquidation Preference of such Holder's Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Optional Conversion Date.

         (d) Delivery of Conversion Shares. The Company shall, no later than the close of business on the third (3rd) Business Day following the date on which the Company receives an Optional Conversion Notice from a Holder by facsimile transmission pursuant to paragraph 5(b), above (the "DELIVERY DATE"), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 5(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto.

         (e) Delivery Procedures. As long as the Company's designated transfer agent (the "TRANSFER AGENT") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST") and no restrictive legend is required pursuant to the terms of these Articles or the Securities Purchase Agreement, the Company shall effect delivery of Conversion Shares to the Holder by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Optional Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in its Optional Conversion Notice or otherwise in writing on or before the Optional Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next closest number of Conversion Shares.

         (f) Failure to Deliver Conversion Shares.

                  (i) In the event that, for any reason, a Holder has not received certificates representing the number of Conversion Shares specified in the applicable Optional Conversion Notice, without any restrictive legend
(except to the extent a restrictive legend is required by the terms of the Securities Purchase Agreement) on or before the Delivery Date therefor (a "CONVERSION DEFAULT"), and such failure to deliver certificates continues for two (2) Business Days following the delivery of written notice thereof from such Holder (such second Business Day following such written notice being referred to herein as the "CONVERSION DEFAULT DATE"), the Company shall pay to such Holder payments ("CONVERSION DEFAULT PAYMENTS") in the amount of (A) "N" multiplied by
(B) the aggregate Conversion Liquidation Preference of the Preferred Shares which are the subject of such Conversion Default multiplied by (C) one percent (1%), where "N" equals the number of days elapsed between the Conversion Default Date and the date on which all of the certificates representing such Conversion Shares (without any restrictive legend to the extent permitted by the terms of the Securities Purchase Agreement) are issued and delivered to such Holder. Amounts payable hereunder shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued. The first occurrence of a Conversion Default with respect to a Holder shall not be deemed to be a Fundamental Change giving rise to a Mandatory Redemption right under Section 9 hereof provided such Conversion Default is cured within two (2)

Business Days following the relevant Conversion Default Date, and no Conversion Default with respect to any Holder shall be deemed to be a Fundamental Change giving rise to a Mandatory Redemption right with respect to any other Holder.

                  (ii) In the event of a Conversion Default, a Holder may, upon written notice to the Company, regain on the date of such notice the rights of such Holder under the Preferred Shares that are the subject of such Conversion Default. In such event, such Holder shall retain all of such Holder's rights and remedies with respect to the Company's failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in paragraph 5(f)(i) above through the date of such written notice).

                  (iii) The Holders' rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares on the applicable Delivery Date, including, without limitation, damages relating to any purchase of shares of Common Stock by or on behalf of such Holder in order to make delivery on a sale effected in anticipation of receiving Conversion Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount received by such Holder upon the sale of such Conversion Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

6. MANDATORY CONVERSION OF PREFERRED SHARES.

         (a) Conversion at Maturity. On the Maturity Date, the Company may mandatorily cause the conversion of the outstanding Preferred Shares into shares of Common Stock (a "MATURITY DATE CONVERSION") provided that (i) each of the Mandatory Conversion Conditions is satisfied on and as of the Maturity Date;
provided, however, that if the Liquidity Condition is the only Mandatory Conversion Condition that is not satisfied, then the Company may still convert a portion of the outstanding Preferred Shares on the Maturity Date as provided in
Section 6(b) below, and (ii) no shares of Preferred Stock shall be converted to the extent that the conversion of such shares would cause the number of shares of Common Stock beneficially owned by any Holder, together with its Affiliates, as of the date of the Mandatory Conversion Notice (assuming for such purposes, that the Mandatory Conversion has been effected as of the date of such notice), to exceed 4.99% of the total number of shares of Common Stock outstanding as of the date of the Mandatory Conversion Notice (assuming for such purposes, that the Mandatory Conversion has been effected as of the date of such notice). If no Maturity Date Conversion occurs or if, following the Maturity Date Conversion, there are still Preferred Shares outstanding, then the Company may from time to time effect subsequent conversions with respect to the remaining outstanding Preferred Shares (each, a "SUBSEQUENT CONVERSION" and, collectively, with any Maturity Date Conversion, a "MANDATORY CONVERSION"), provided that (i) each of the Mandatory Conversion Conditions is satisfied on and as of the date of such Subsequent Conversion (each such date being a "SUBSEQUENT MATURITY DATE" and, collectively, with the Maturity Date, a "MANDATORY CONVERSION DATE"); provided, however, that if the Liquidity Condition is the only Mandatory Conversion Condition that is not satisfied on a Subsequent Maturity Date, then the Company may still convert a portion of the outstanding Preferred Shares on such Subsequent Maturity Date as provided in paragraph 6(b) below; and (ii) prior to the 91st day following the Effective Date, no Preferred Shares shall be converted in a Subsequent Conversion (x) if the Company has previously effected a Mandatory Conversion or (y) to the extent that the conversion of such shares would cause the number of shares of Common Stock beneficially owned by any Holder, together with its Affiliates, as of the date of the Mandatory Conversion Notice (assuming for such purposes, that the Mandatory Conversion has been effected as of the date of such notice), to exceed 4.99% of the total number of shares of Common Stock outstanding as of the date of the Mandatory Conversion Notice (assuming for such purposes, that the Mandatory Conversion has been effected as of the date of such notice); and (iii) commencing as of the 91st day following the Effective Date, no Preferred Shares shall be converted in a Subsequent Conversion to the extent that the conversion of such shares would cause the number of shares of Common Stock beneficially owned by a Holder, together with its Affiliates, as of the date of the Mandatory Conversion Notice (assuming for such purposes, that the Mandatory Conversion has been effected as of the date of such notice), to exceed 9.5% of the total number of shares of Common Stock outstanding as of the date of the Mandatory Conversion Notice (assuming for such purposes, that the Mandatory Conversion has been effected as of the date of such notice).

         (b) Partial Conversion. In the event that each Mandatory Conversion Condition, other than the Liquidity Condition, is satisfied on a Mandatory
Conversion Date, the Company may still mandatorily cause the conversion of outstanding Preferred Shares on such date; however, the number of Preferred Shares owned by any Holder that the Company may convert on such date shall be reduced to the amount equal to the product of (x) the number of shares that the Company would have been able to convert on such date in accordance with Section 6(a) had the Liquidity Condition been satisfied on such date times (y) a fraction, not greater than 1, (A) the numerator of which is the Liquidity Condition Average and (B) the denominator of which is (i) $500,000.00, with respect to a Maturity Date Conversion and (ii) $750,000.00 with respect to a Subsequent Conversion.

         (c) Mandatory Conversion Notice. In order to effect a Mandatory Conversion hereunder, the Company must deliver to each Holder written notice thereof (a "MANDATORY CONVERSION NOTICE") at least five (5) Business Days prior to the applicable Mandatory Conversion Date stating the number of the Holder's Preferred Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of Conversion Shares to be issued upon such Mandatory Conversion. The Holder shall promptly thereafter send to the Company the original certificate or certificates representing the Preferred Shares of such Holder that are being converted, together with a Delivery Instruction Notice. In no event shall the Holder sell, assign or otherwise transfer any Preferred Shares with respect to which a Mandatory Conversion Notice has been delivered to such Holder; provided, however, that, notwithstanding the delivery by the Company of a Mandatory Conversion Notice, nothing contained herein shall be deemed to limit in any way (i) the right of a Holder to convert such Holder's Preferred Shares prior to the Maturity Date or Subsequent Maturity Date, as the case may be, or (ii) the availability of any and all rights and remedies that are provided to a Holder under these Articles in the event that the Company fails to deliver Conversion Shares upon a Mandatory Conversion as required hereby to the same extent as if the Company had failed to deliver Conversion Shares upon an Optional Conversion. The Company shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided, however, that the failure of the Company to deliver such new certificate shall not affect the right of the Holder to submit an Optional Conversion Notice with respect to such Preferred Shares and, in any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such Optional Conversion Notice. Except as otherwise provided herein, upon the Company's delivery of a Mandatory Conversion Notice to a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Mandatory Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Mandatory Conversion Notice relates.

         (d) Delivery of Shares. The Company shall deliver to each Holder on or before the third (3rd) Business Day following the Maturity Date and/or the Subsequent Maturity Date, as the case may be (each such delivery date being a "MANDATORY CONVERSION DELIVERY DATE"), provided that the Company has validly exercised its Mandatory Conversion right applicable thereto, in accordance with the terms hereof the number of Conversion Shares equal to (A) the aggregate Conversion Liquidation Preference of the Holder's Preferred Shares to be converted on the Mandatory Conversion Date divided by (B) the Conversion Price in effect on such date. The Company must deliver such shares of Common Stock to such Holder in accordance with the provisions of paragraphs 5(d) and 5(e) above, with the Mandatory Conversion Delivery Date being deemed the Delivery Date and the Delivery Instruction Notice being deemed the Optional Conversion Notice, and in the event of the Company's failure to effect such delivery on the applicable Delivery Date therefor, such Holder shall have the remedies specified in paragraph 5(f) above.

7. LIMITATIONS ON OPTIONAL CONVERSION. In no event shall a Holder be permitted to convert any Preferred Shares to the extent that, upon the Optional Conversion of such Preferred Shares, either:

         (a) the number of shares of Common Stock beneficially owned by such Holder, together with its Affiliates (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which, upon exercise of the Warrants or otherwise, would be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7), when added to the number of shares of Common Stock issuable upon the Optional Conversion of such Preferred Shares, would exceed the Conversion Limitation (as defined below) in effect at such time. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether Preferred Shares are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of an Optional Conversion Notice by the Holder shall be deemed to be the Holder's representation that the Preferred Shares specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert
Preferred Shares at such time as the Optional Conversion thereof will not violate the provisions of this paragraph. For purposes hereof, "CONVERSION LIMITATION" means, at a given time, beneficial ownership of 4.99% of the number of shares of Common Stock issued and outstanding at such time (assuming for such purposes, that the Optional Conversion has been effected as of the relevant date); provided, however, that a Holder may elect, upon sixty-one (61) days' prior written notice from such Holder to the Company, to change the Conversion Limitation applicable to such Holder and its Affiliates (and only such Holder and its Affiliates) to beneficial ownership of 9.5% of the number of shares of Common Stock issued and outstanding at such time (assuming for such purposes, that the Optional Conversion has been effected as of the relevant date); or

         (b) the number of Conversion Shares that such Holder would receive upon such Optional Conversion, when added to the number of Conversion Shares previously received by such Holder pursuant to the provisions of these Articles and (ii) the number of Warrant Shares previously received by such Holder pursuant to such Holder's Warrants, would exceed the product of (A) the Cap Amount multiplied by (B) a fraction, the numerator of which is the aggregate Stated Value of the Preferred Shares purchased by such Holder and the denominator of which is the aggregate Stated Value of all Preferred Shares purchased by the Investors (such product, the "ALLOCATION Amount"); provided, that none of the provisions of this paragraph (b) shall apply if Stockholder Approval has been obtained or the Holder has delivered to the Company a legal opinion reasonably acceptable to the Company that such approval is not required under the applicable listing requirements of the Principal Market. In the event that any Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, the shares of Common Stock constituting such transferring Holder's Allocation Amount shall be allocated between the transferring Holder and the transferee pro rata in proportion to the Stated Value of the Preferred Shares transferred to such transferee and the Stated Value of the Preferred Shares retained by such transferring Holder. In the event that any Holder shall convert all of such Holder's Preferred Shares and exercise all of such Holder's Warrants into a number of Conversion Shares and Warrant Shares that, in the aggregate, is less than such Holder's Allocation Amount, then the difference between such Holder's Allocation Amount and the number of Conversion Shares and Warrant Shares actually issued to such Holder shall be allocated to the remaining Holders on a pro rata basis in proportion to number of Registrable Securities then issuable to each Holder. In the event that, at any time, the sum of (i) the number of Conversion Shares issuable under the Preferred Shares owned by a Holder (without regard to any restrictions on such issuance contained in these Articles) plus (ii) the number of Warrant Shares issuable upon exercise of the Warrants owned by such Holder (without regard to any restrictions on such exercise contained in the Warrants), plus (iii) the number of Conversion Shares and Warrant Shares previously issued to such Holder, exceeds eighty percent (80%) of such Holder's Allocation Amount, the Company shall, upon the written request of such Holder, hold as promptly as reasonably practicable a special meeting of its stockholders for the purpose of obtaining, and use its best efforts to obtain, Stockholder Approval. In the event that the Company does not obtain Stockholder Approval at such meeting, the Company shall continue to use its best efforts to seek such approval as soon as practicable after such meeting but no less frequently than quarterly thereafter.

8. ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 8. In the event that any adjustment of the Conversion Price required herein results in a fraction of a cent, the Conversion Price shall be rounded up or down to the nearest cent.

         (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Execution Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Closing Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionally increased.

         (b) Distributions. If the Company shall declare or make any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company's stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary (a "DISTRIBUTION"), the Company shall deliver written notice of such Distribution (a "DISTRIBUTION NOTICE") to each Holder at least twenty (20) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the "RECORD DATE") and (ii) the date on which such Distribution is made (the "DISTRIBUTION DATE"). The earlier to occur of the Record Date and the Distribution Date is referred to herein as the "DETERMINATION DATE". In the Distribution Notice to a Holder, the Company must indicate whether the Company has elected (A) to deliver to such Holder, at the same time that it makes such Distribution to its stockholders, the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Determination Date therefor of a number of shares of Common Stock into which the Preferred Shares held by such Holder are convertible as of such Determination Date (such number of shares to be determined at the Conversion Price then in effect and without giving effect to any limitations on such conversion) or (B) to reduce the Conversion Price as of the Determination Date therefor by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors. If the Company does not notify the Holders of its election pursuant to the preceding sentence within two (2) Business Days following the date on which the Company publicly announces a Distribution, the Company shall be deemed to have elected clause (A) of the preceding sentence.

         (c) Dilutive Issuances.

                  (i) Adjustment Upon Dilutive Issuance. If, at any time after the Closing Date, the Company issues or sells or, pursuant to subparagraph (ii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for per share consideration less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a "DILUTIVE ISSUANCE"), then the Conversion Price shall be adjusted so as to equal the value of the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). For the avoidance of doubt, no adjustment shall be made pursuant to this clause (c)(i) if such adjustment would result in an increase in the Conversion Price then in effect.

                  (ii)  Effect  On  Conversion  Price  Of  Certain  Events.  For
         purposes of determining the adjusted Conversion Price under subparagraph (i) of this paragraph (c), the following will be applicable:

                  (A) Issuance of Purchase Rights. If the Company issues or sells any options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("PURCHASE RIGHTS"), whether or not immediately exercisable or convertible, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("CONVERTIBLE SECURITIES"), if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by
         (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

                  (B) Issuance of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY") (provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security), then for purposes of the first sentence of this subparagraph (B), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such

         Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (or such higher minimum conversion price if such Variable Rate Convertible Security is subject to a minimum conversion price) (the "ASSUMED VARIABLE MARKET PRICE"), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (c) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible
         Security existing at the time of the adjustment required by this sentence. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

                  (C) Change in Option Price or Conversion Rate. If, following an adjustment to the Conversion Price upon the issuance of Purchase Rights or Convertible Securities pursuant to a Dilutive Issuance or a Below Market Issuance, there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                  (D) Calculation of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company (including the net present value of the consideration other than cash expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Market Price thereof on the date of receipt. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, a Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the "DISREGARDED SECURITIES") issued or sold in such transaction or series of transactions. If a Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this paragraph (c) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

                  (E) Issuances Without Consideration Pursuant to Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration.

                  (iii) Exceptions To Adjustment Of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this paragraph (c) upon the issuance of any Excluded Securities. For purposes hereof, "EXCLUDED SECURITIES" means (A) securities purchased under the Securities Purchase Agreement; (B) securities issued upon conversion of the Preferred Shares or exercise of the Warrants; (C) shares of Common Stock issuable or issued to (x) employees, consultants, officers or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted by the Board of Directors or a committee thereof, pursuant to one or more stock option plans, stock incentive plans or restricted stock plans or stock purchase plans in effect as of the Closing Date or approved by the Board of Directors including a majority of the Company's independent directors (as such term is defined under Rule 4200(a)(15) of the Nasdaq Market Rules), or (y) consultants or vendors pursuant to options or warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors; provided, that in the case of any such options described in this clause (C) that are issued after the date hereof, only options exercisable for a maximum of 10% of the number of shares of Common Stock outstanding on the Closing Date shall be included as "Excluded Securities" (it being understood that such number does not include any options the issuance of which is not a Dilutive Issuance); (D) except as required by paragraph (c)(ii)(E) above, shares of Common Stock issued in connection with any Convertible Securities or Purchase Rights outstanding on the date hereof; (E) shares of Common Stock issued to a Person in connection with a joint venture, strategic alliance or other commercial relationship with such Person relating to the operation of the Company's business and not for the purpose of raising equity capital; (F) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity or of substantially all of the assets of any corporation or other entity or division or business unit thereof occurring after the Effective Date.

                  (iv) Notice Of Adjustments. Upon the occurrence of an adjustment to the Conversion Price pursuant to this paragraph (c) or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Preferred Shares, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to each Holder a notice (an "ADJUSTMENT NOTICE") setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based and shall, on or before the time that it delivers an Adjustment Notice, publicly disclose the contents thereof. The failure of the Company to deliver an Adjustment Notice shall not affect the validity of any such adjustment.

         (d) Filing Default. In the event that at any time the Company fails to timely file with the Commission any report, schedule, registration statement or proxy statement required to be filed pursuant to the Exchange Act, or in the event that any such report, schedule, registration statement or proxy statement fails to comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder (any such failure to timely file or noncompliance being a "FILING DEFAULT"), then (i) the Company shall give each Holder prompt written notice thereof and (ii) effective as of the date on which such report, schedule, registration statement or proxy statement was required to be filed (the "FILING FAILURE DATE"), the Conversion Price shall be adjusted to equal the product of (x) the Five Day VWAP as of the Trading Day immediately following the Filing Failure Date times (y) 101%; provided, however, that no adjustment shall be made if the result thereof would be an increase in the Conversion Price and provided further, that only one such adjustment to the Conversion Price shall be made pursuant to this paragraph (d).

         (e) Major Transactions. In the event of a Major Transaction, the Company will give each Holder at least twenty (20) Trading Days' written notice prior to the earlier of (I) the closing or effectiveness of such Major Transaction and (II) the record date for the receipt of the consideration to be delivered to the Company's shareholders in connection with such Major Transaction. On the date on which a Major Transaction is consummated, (A) each Holder shall receive, for each share of Common Stock that is issuable to such Holder upon the conversion in full (or upon the conversion of a lesser amount if such amount is specified in a written notice delivered to the Company by such Holder not later than fifteen (15) Trading Days following such Holder's receipt of such written notice from the Company) of such Holder's Preferred Shares (without regard to any restriction on such conversion contained in this Certificate or otherwise), the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, following which such Preferred Shares shall be deemed cancelled, and (B) if and to the extent that such Holder retains any Preferred Shares following such date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to the Series D Preferred Stock, with such adjustments to the Conversion Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of the Series D Preferred Stock to such Holder.

         (f) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, each Holder shall, upon conversion of such Holder's Preferred Shares, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 8.

9.       REDEMPTION.

         (a) Mandatory Redemption. In the event that a Fundamental Change occurs, each Holder shall have the right to require the Company to redeem all or any portion of the Preferred Shares held by such Holder (a "MANDATORY REDEMPTION") at the Mandatory Redemption Price (as defined below). In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "MANDATORY REDEMPTION NOTICE") to the Company at any time on or before 6:00 p.m. (eastern time) on the third (3rd) Business Day following the last Business Day on which the Fundamental Change to which such Mandatory Redemption Notice relates exists. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "MANDATORY REDEMPTION DATE") and the number of such shares to be redeemed.

         (b) Mandatory Redemption Price. The "MANDATORY REDEMPTION PRICE" shall be equal to the sum of (x) the Stated Value of the Preferred Shares being redeemed plus (y) all accrued and unpaid Dividends thereon through the Mandatory Redemption Date (whether or not such Dividends are earned or declared); provided, however, that in the event that the Fundamental Change giving rise to a Holder's right to effect a Mandatory Redemption is a "going private transaction" (as defined in Section 13(e) of the Exchange Act and the regulations of the Commission issued thereunder), then the "MANDATORY REDEMPTION PRICE" shall be equal to the sum of (x) the Stated Value of the Preferred Shares being redeemed times one hundred twenty percent (120%) plus (y) all accrued and unpaid Dividends thereon through the Mandatory Redemption Date (whether or not such Dividends are earned or declared).

         (c) Payment of Mandatory Redemption Price.

                  (i) The Company shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption on the later to occur of (A) the fifth (5th) Business Day following the Mandatory Redemption Date and (B) the date on which the Preferred Shares being redeemed are delivered by the Holder to the Company for cancellation (the "MANDATORY REDEMPTION PAYMENT DATE").

                  (ii) If Company fails to pay the Mandatory Redemption Price to a Holder on or before the Mandatory Redemption Date, such Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

10.      MISCELLANEOUS.

         (a) Transfer of Preferred Shares. Upon notice to the Company (except that no such notice shall be required in the case of a pledge), a Holder may sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Preferred Shares to any person or entity as long as such transaction is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of any such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Company shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

         (b) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of these Articles shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Company:

                  MediaBay, Inc.
                  2 Ridgedale Avenue, Suite 300
                  Cedar Knolls, New Jersey 07927
                  Attn: Chief Executive Officer and
                        Chief Financial Officer
                  Tel:  (973) 539-9528
                  Fax:  Fax: (973) 539-1273

                  with a copy to:

                  Blank Rome LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, NY  10174
                  Attn: Robert J. Mittman
                  Tel:  (212) 885-5000
                  Fax:  (212) 885-5001

and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Company. The Company and the Holders may, by written notice given in accordance with this Section 10(b), from time to time change the address to which notices, demands and requests hereunder shall sent.

         (c) Lost or Stolen Certificate. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a certificate representing a Holder's Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company and the Transfer Agent, and upon surrender and cancellation of such certificate if mutilated, the Company shall execute and deliver to such Holder a new certificate identical in all respects to the original certificate.

         (d) No Voting Rights. Except as provided by applicable law and paragraph 10(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Company; provided that the Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

         (e) Remedies. The remedies provided to a Holder in these Articles shall be cumulative and in addition to all other remedies available to such Holder under these Articles or under any Transaction Document (as defined in the Securities Purchase Agreement), at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Company to comply with the terms of these Articles. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security or indemnity being required.

         (f) Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege.

         (g) Protective Provisions. So long as shares of Series D Preferred Stock are outstanding, the Company shall not, without first obtaining the written approval of the Holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock:

                  (i) alter, change, modify or amend (x) the terms of the Series D Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series D Preferred Stock;

                  (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series D Preferred Stock as to payment of dividends, redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

                  (iii) increase the authorized number of shares of Series D Preferred Stock;

                  (iv) re-issue any shares of Series D Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

                  (v) issue any Pari Passu Securities or Senior Securities; provided, that the Company may issue Permitted Debt;

                  (vi) purchase, redeem or otherwise acquire for value, or declare, pay or make any provision for any dividend or distribution with respect to Junior Securities, other than the payment of cash in lieu of fractional shares in the event of a stock split, stock dividend, the exercise of warrants or conversion rights or similar transaction;
                  (vii) issue any Series D Preferred Stock except pursuant to the terms of the Securities Purchase Agreement;

                  (viii) enter into any definitive agreement or commitment with respect to any of the foregoing; or

                  (ix) cause or permit any Subsidiary to engage in or enter into any definitive agreement or commitment with respect to any of the foregoing.

         In the event that the Holders of at least two-thirds of the shares of Series D Preferred Stock then outstanding agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock pursuant to the terms hereof, then the Company will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such alteration or change (the "DISSENTING HOLDERS"); provided, however, that any alteration or change to the provisions of Section 7 hereof or the provisions of Section 6(a) hereof relating to the limitation on the Company's right to effect Mandatory Conversions shall require the agreement of the Holders of all of the shares of Series D Preferred Stock then outstanding. In the event that such alteration or change affects the provisions of Sections 3, 4, 5, 6 or 8 hereof, such alteration or change shall not take effect until at least twenty (20) Business Days following written notice thereof to the Dissenting Holders. No such change shall be effective to the extent that, by its terms, such change applies to less than all of the shares of Series D Preferred Stock then outstanding.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company has executed this these Articles of Amendment as of the 16th day of March, 2005.

MEDIABAY, INC.


By:  /s/ John F. Levy
     --------------------------------------------
     Name:  John F. Levy
     Title:   Vice Chairman and Chief Financial Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series D Convertible Preferred Stock (the "PREFERRED STOCK"), represented by stock certificate No(s). (the "PREFERRED STOCK CERTIFICATES"), into shares of common stock ("COMMON STOCK") of MEDIABAY, INC. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "CERTIFICATE OF DESIGNATION"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

                          Date of Conversion:
                                             -----------------------------------

                          Stated Value of
                          Preferred Stock to be Converted:
                                                          ----------------------

                          Amount of Accrued Dividends:
                                                       -------------------------

                          Applicable Conversion Price:
                                                      --------------------------

                          Number of Shares of
                          Common Stock to be Issued:
                                                    ----------------------------

                          Name of Holder:
                                         ---------------------------------------

                          Address:
                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------


                          Signature:
                                     -------------------------------------------
                                     Name:
                                     Title:



Holder Requests Delivery to be made: (check one)
-----------------------------------

[ ]  By Delivery of Physical Certificates to the Above Address

[ ]  Through Depository Trust Corporation
     (Account __________________________________)